UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 18, 2009 (February 17, 2009)

International Textile Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23938	33-0596831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

804 Green Valley Road, Suite 300, Greensboro, North Carolina		27408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(336) 379-6220

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

In connection with the preparation of the consolidated financial statements for the fiscal quarter and the year ended December 31, 2008, International Textile Group, Inc. (the “Company”), based on the adverse impacts of the current macroeconomic business environment and more specifically the continued reductions in projected automobile production and weakened demand for our automotive safety products in the European region, has continued the review of its goodwill and other intangible assets associated with the automotive segment for impairment in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”. While still preliminary, the Company believes that certain of its goodwill and other intangible assets related to customer contracts have been further impaired and expects to recognize a non-cash impairment charge of $25.0 million to $35.0 million in the fourth quarter of fiscal 2008.

Additionally, due to the continued slow-down at retail and the corresponding weakened demand for our apparel products combined with further deterioration of the Central American supply chain for apparel products, the Company has reviewed the impairment of its property, plant and equipment associated with its apparel related segments in accordance with the requirements of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Based on the preliminary analysis to date, the Company expects that it will record in the fourth quarter of 2008 a non-cash impairment charge of $50.0 million to $60.0 million with respect to certain long-lived denim production assets associated with its bottom-weight woven apparel fabrics segment.

The aforementioned impairment charges, which were communicated to the Audit Committee of the Board of Directors of the Company on February 17, 2009 are expected to be recognized in the Company’s consolidated financial statements for the fiscal quarter and the year ended December 31, 2008, would be non-cash charges and therefore would not impact the Company’s cash flows from operations. The Company cannot predict the occurrence of certain future events that might adversely affect the carrying value of goodwill, other intangible assets or long-lived assets. Any further decline in economic conditions could result in future additional impairment charges with respect to the Company’s goodwill, other intangible assets or long-lived assets such as property, plant and equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By: /s/ Willis C. Moore, III

Name:	Willis C. Moore, III
Title:	Executive Vice President
and Chief Financial Officer

Date: February 18, 2009

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